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                                                                    Exhibit 23.1

KPMG Peat Marwick LLP
60 East South Temple
Suite 900
Salt Lake City, UT  84111


The Board of Directors
FMC Gold Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP

June 12, 1996